EXHIBIT 10.(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 (File Nos. 333-148489 and 811-22161) to the registration statement on Form N-4 (the “Registration Statement”) of our report dated April 24, 2008, relating to the financial statements of Kemper Investors Life Insurance Company for the year ended December 31, 2007, which appear in the Statement of Additional Information of this Registration Statement. We also consent to the references to us under the heading “Experts” in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

August 8, 2008